SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                     ______________________



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 30,
1994

            SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
____________________________________________________________
       (Exact name of registrant as specified in charter)

State or other jurisdiction of incorporation -  Indiana

Commission File Number                       -  1-3553

IRS Employer Identification No.              -  35-0672570


20 N. W. Fourth Street, Evansville, Indiana  47741-0001
__________________________________________________________
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:

(812)424-6411.

Item 5.  OTHER EVENTS.

         On June 30, 1994, Southern Indiana Gas and
Electric Company (the "Company") completed the merger of its wholly-owned subsidiary, Spencer Energy Corp. ("Spencer"), with and into Lincoln Natural Gas Company, Inc.
("Lincoln"), an Indiana public utility corporation which owns and operates a gas distribution system in Rockport, Indiana and surrounding territory. As a result of the merger, Lincoln's shareholders receive shares of the Company's common stock having an aggregate market value of approximately $1,365,000 and Lincoln survives as a wholly-owned subsidiary of the Company, with Spencer ceasing to exist. A copy of the Company's press release announcing the merger is attached hereto as Exhibit 99.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

    (b)  EXHIBITS:

         99.  Press Release, dated June 30, 1994.


                            SIGNATURE

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   July 1, 1994

Registrant - SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

         /s/ A. E. Goebel
             A. E. Goebel, Senior Vice President,
             Chief Financial Officer, Secretary and
             Treasurer